UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2023, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Xuefeng Chen (“Purchaser”), the Global Chief Executive Officer of the Company, pursuant to which the Company agreed to issue and sell one share of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), to the Purchaser for a purchase price of $100.00. The closing of the sale and purchase of the share of Series A Preferred was completed on June 16, 2023.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series A Preferred is set forth under Item 5.03 of this Current Report on Form 8-K.

Pursuant to the Purchase Agreement, the Purchaser has agreed to cast the votes represented by the share of Series A Preferred on any Reverse Stock Split Proposal (defined below) in the same proportion as shares of common stock of the Company (“Common Stock”) are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise) on such Reverse Stock Split Proposal; provided, that unless and until at least one-third of the outstanding shares of Common Stock on the record date established for the meeting of stockholders at which the Reverse Stock Split Proposal is presented are present in person or represented by proxy at such meeting, the Purchaser will not vote the share of Series A Preferred on such Reverse Stock Split Proposal. A “Reverse Stock Split Proposal” means any proposal approved by the Company’s Board of Directors (the “Board”) and submitted to the stockholders of the Company to adopt an amendment, or a series of alternate amendments, to the Company’s Amended and Restated Certificate of Incorporation, as amended, to combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment or series of alternate amendments.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated under this Item 3.02 by reference. The Purchaser is an “accredited investor” and the offer and sale of the share of Series A Preferred was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 related to the Series A Certificate of Designation is incorporated of this report is incorporated into this Item 3.03 by reference. Prior to the issuance of the Series A Preferred, stockholder approval of a Reverse Stock Split Proposal required the affirmative approval of a majority of the voting power of the outstanding shares of Common Stock. Following the issuance of the Series A Preferred, stockholder approval of a Reverse Stock Split Proposal requires affirmative approval from a majority of the voting power of the shares of Common Stock and the share of Series A Preferred, voting together as a single class. The Purchaser will cast the votes represented by the share of Series A Preferred on a Reverse Stock Split Proposal in a manner that mirrors the votes cast by holders of Common Stock on such proposal. Prior to the issuance of the share of Series A Preferred, abstentions and any other non-votes would have had the same effect as a vote against a Reverse Stock Split Proposal. Following the issuance of the share of Series A Preferred, abstentions and any other non-votes on a Reverse Stock Split Proposal will still technically have the same effect as a vote against such proposal, but because the share of Series A Preferred has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of Common Stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes will have no effect on the manner in which the Series A Preferred votes are cast.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Preferences Designating the Series A Preferred Stock

On June 16, 2023, in connection with the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation designates one share of the Company’s preferred stock as Series A Preferred, and establishes and designates the preferences, rights and limitations thereof. The Series A Certificate of Designation became effective upon filing. Pursuant to the Series A Certificate of Designation:

Convertibility. The share of Series A Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The share of Series A Preferred shall not be entitled to receive dividends.

Voting. The share of Series A Preferred will have 60,000,000,000 votes, but has the right to vote only on any Reverse Stock Split Proposal and until such time as a Reverse Stock Split Proposal is approved by the stockholders, and will have no voting rights except (i) with respect to a Reverse Stock Split Proposal in which its votes are cast for and against such Reverse Stock Split Proposal in the same proportion as shares of Common Stock are voted for and against such Reverse Stock Split Proposal (with any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise not counted as votes for or against the Reverse Stock Split Proposal) and (ii) unless the holders of one-third (1/3rd) of the outstanding shares of Common Stock are present, in person or by proxy, at the meeting of stockholders at which a Reverse Stock Split Proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series A Preferred will vote together with the Common Stock as a single class on any Reverse Stock Split Proposal. The Series A Preferred has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $100.00.

Transfer Restrictions. The Series A Preferred may not be transferred at any time prior to stockholder approval of a Reverse Stock Split Proposal without the prior written consent of the Board.

Redemption. The outstanding share of Series A Preferred will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, upon the earlier of (i) any time such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of the Company of a Reverse Stock Split Proposal.

The foregoing summary of the Series A Certificate of Designation does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Series A Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to the Company’s Bylaws

On and effective as of June 12, 2023, the Board approved the amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”). Specifically, the Board amended Article III, Sections 8 and 9 to reduce the quorum required for meetings of stockholders from a majority to one-third (1/3) of the voting power of the outstanding shares of stock entitled to vote.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events

The Company and the first Spire users that represent the U.S. luxury real estate business, celebrities and luxury car business launch the FF 91 2.0 Owner Developer Co-Creation Project.

The first three users of the FF 91 2.0 Futurist Alliance are committed to providing long-term support for FF’s product development, product improvement, brand marketing, product design, sales and user acquisitions. These users have joined or are currently considering participating in the FF owner-developer co-creation project. The co-creation business model is an open UP2U business model that allows users to become FF partners and enable value co-creation. The shared technology platform is expected to provide more innovation and services for users and achieve better co-sharing benefits. In particular, the user developer part of FF’s co-creation program enables FF to establish a strong cooperative relationship with valued users and consultants. These user developers are acquiring the FF 91 2.0 Futurist Alliance upon payment of the purchase consideration. They are also entering into consulting, branding, and other arrangements with FF in exchange for fees ranging from approximately $225,000 to $475,000. Through these collaborations, the initial group of car owners will establish a strong cooperative relationship with FF as valued users and consultants. This development cooperation is expected to enable FF to tap into Spire user markets within the luxury home, celebrity, and luxury car circles.

Update of Timing of Phase 2 Deliveries

The Company also announced that due to a supplier’s timing constraints and the completion of an additional system testing related to the Company’s enhanced safety testing of a single unique product feature of the FF 91 2.0 Futurist Alliance, the Company is updating the timing of its previously announced FF 91 2.0 Futurist Alliance Phase 2 delivery from the end of the second quarter 2023 to August 2023. The Company’s enhanced safety testing is unrelated to FMVSS requirements. While the Company continues its efforts to improve its supply chain and further perform system testing, the Company will continue to expand its co-creation efforts with its Phase 1 Futurist Product Officers (FPOs) for continuously improving its product and technology power. The three-phase delivery plan is aimed at continuously implementing the Company’s core philosophy and corporate vision of co-creation and co-sharing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, dated June 16, 2023.
3.2	Amended and Restated Bylaws of Faraday Future Intelligent Electric Inc. (effective as of June 12, 2023).
10.1	Purchase Agreement, dated June 16, 2023, by and between the Company and Xuefeng Chen.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: June 16, 2023	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer and Chief Accounting Officer

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